EXHIBIT 10.49
ENDORSEMENT & MARKETING AGREEMENT
WESTERN INDEPENDENT BANKERS SERVICE CORPORATION
AND
TOUCHPOINT METRICS, INC.

THIS AGREEMENT, made and entered into effective this 17 of March 2014 ( the "Effective Date"), by and between TOUCHPOINT METRICS, INC., (hereinafter referred to as "COMPANY"), headquartered in San Francisco, CA and WESTERN INDEPENDENT BANKERS SERVICE CORPORATION, headquartered in San Francisco, a California corporation (hereinafter referred to as "WIB SERVICE CORPORATION").

WHEREAS, COMPANY has, among other things, expertise in and provides TouchPoint Mapping ® On-Demand collectively referred to as "Services"); and

 WHEREAS, COMPANY markets the Services to banks, savings and loan associations and other types of financial institutions or affiliates of financial institutions; and

WHEREAS, WIB SERVICE CORPORATION promotes various vendor produces endorsed by WIB to community banks in the West; and

WHEREAS, COMPANY desires for WIB SERVICE CORPORATION to promote the Services to financial institutions in the western states of: Alaska, Arizona, California, Colorado, Hawaii, Idaho, Nevada, New Mexico, Montana, Oregon, Utah, Washington, Wyoming, and Pacific U.S. Territories (hereinafter referred to as "Territory"), which may be current or prospective members of Western Independent Bankers (WIB), an Oregon non-profit corporation and their respective customers (hereinafter referred to as "Participating Banks"); and

WHEREAS, COMPANY wishes WIB SERVICE CORPORATION to promote the Services to associate members of WIB who are banks (hereinafter referred to as "Associate Members''); and

WHEREAS, COMPANY desires to provide the opportunity for WIB SERVICE CORPORATION to receive fees for referrals to Members, Non-members and Associate Members; and

WHEREAS, COMPANY desires to provide Member Banks and Associate Members "WIB Members Only" benefits in order to further build the relationship between COMPANY and WIB SERVICE CORPORATION; and

WHEREAS, COMPANY wishes WIB SERVICE CORPORATION to assist COMPANY in developing additional business relationships and marketing opportunities for the Services, and WIB SERVICE CORPORATION is willing to make such services available to COMPANY upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the parties agree as follows:

I. DEFINITIONS. The following terms shall have the meanings set forth below and shall include the singular as well as the plural of each term:

A. "Agreement," "hereunder," "herein" and words to like effect mean this Agreement between COMPANY and WIB SERVICE CORPORATION, including Exhibits and Attachment hereto.

B. "Applicable Law" means any federal, state or local law, regulation, rule or ordinance and all other applicable judicial and administrative judgments, orders, stipulations, awards, writs, injunctions and consent decrees, in each case as in effect and applicable to the subject matter referenced.

C. "Associate Member" means any financial institution located within the "territory" as defined in Section I.M., below, and is an Associate Member of WIB as of the effective date of an agreement executed between such Associate Member and COMPANY.

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D.  "Commissions" means the payments provided by COMPANY to WIB Service Corporation as identified in Exhibit A hereto, which WIB SERVICE CORPORATION is eligible to earn for sales made by COMPANY to Participating Banks.

E.  "COMPANY Marks/Materials" means logos, symbols, taglines, trademarks, service marks, trade names and graphics, images, content and other copyrightable work or material used by COMPANY to identify or promote COMPANY and/or COMPANY's Products.

F.  "Endorsed Programs" means providers of services and/or products to financial institutions that are supported by WESTERN INDEPENDENT BANKERS AND WIB SERVICE CORPORATION through advertising and other marketing efforts as set forth in this Agreement.

G.  "Financial Institution" means any bank or savings association insured by the federal Deposit Insurance
Corporation.

H.  "Marketing Materials" means all sales promotional, marketing or advertising materials (including whether written. electronic or otherwise) produced or distributed in connection with the Services or which otherwise make reference to the Services, or express or imply a connection between the WIB SERVICE CORPORATION and COMPANY.

I.  "Member" means any financial institution located within the Territory that is a member of WIB as of the effective date of an agreement executed between such bank and COMPANY.

J.  "Member Incentives" means the benefits provided by COMPANY to WIB Members as listed in Exhibit B to this Agreement.

K.  "Non-member" means any financial institution within the Territory that is eligible for membership but is not a member of WIB as of the effective date of an agreement executed between such bank and COMPANY.

L.  "Participating Associate Member" means any Associate using the endorsed Services of COMPANY.

M. "Participating Bank" means any Member or Non-member using the endorsed Services of COMPANY.

N.  "Reseller" is a company or individual that is contracted to sell the goods or services with the intention of reselling them rather than consuming or using them.

O.  "Royalty Fee" means the fee identified in Exhibit A hereto which WIB is eligible to earn.

P.  "Services" means the services listed in Exhibit B to this Agreement and any additional products or services, as mutually agreed upon, in writing, by WIB SERVICE CORPORATION and COMPANY.

Q.  "Territory" means, collectively, the western states of Alaska. Arizona, California. Colorado, Hawaii, Idaho, Nevada, New Mexico, Montana, Oregon, Utah, Washington, Wyoming and the U.S. Pacific Territories.

R.  "U.S. Pacific Territories" means American Samoa and Guam in the Pacific Ocean and the U.S. Virgin
Islands.

2.  ENGAGEMENT.

A.  As of the Effective Date, COMPANY hereby engages WIB to endorse and WIB SERVICE CORPORATION to promote COMPANY's Services as "Endorsed Programs" to Members and Non-members during the term of this Agreement and any extensions thereto.

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B.  During the term of this Agreement, COMPANY shall not enter into an agreement with any financial institution trade association or bankers' bank or subsidiaries thereof located in or having members in the Territory for the purchase of Services offered by COMPANY which are the subject of this Agreement without the prior written agreement by WIB SERVICE CORPORATION.

C.  This agreement to endorse and promote the Services is non-exclusive and WIB SERVICE CORPORATION can, at any time, endorse and/or promote other companies providing services similar or identical to COMPANY's Services.

D.  COMPANY may in the future offer additional products or services that are wholly independent of the Services. In that event, COMPANY shall notify WIB SERVICE CORPORATION immediately of such additions to their product or services offerings and WIB SERVICE CORPORATION shall have a right of first refusal to expand this Agreement to include such additional services or products upon acceptance by WIB SERVICE CORPORATION and COMPANY of appropriate terms and conditions including. without limitation. appropriate compensation for such endorsement.

E.  In the event COMPANY offers services or products now or in the future which are not covered by this Agreement, COMPANY will not market, use, infer, imply or otherwise tie such services or products, whether directly or indirectly, to Endorsed Program covering the Services nor will it use the WIB or WIB SERVICE CORPORATION name or logo or any other identifying marks in any marketing efforts related to such services or products.

F.  WIB SERVICE CORPORATION acknowledges and agrees that Participating Banks and Associate Members may enter into and be parties to contracts with COMPANY for the Services. WIB SERVICE CORPORATION acknowledges that such agreements are exclusively the property of COMPANY, and WIB SERVICE CORPORATION has no right, title, license, or interest in such agreements.

3.  TERM Of AGREEMENT.

A.  General. Unless earlier terminated as provided herein, the term of this Agreement ("Term") shall be for a period of two (2) years, commencing on the Effective Date. Thereafter, this Agreement will automatically renew for an additional one (1) year term unless either party notifies the other in writing of their intent to terminate or renegotiate the terms of the Agreement no later than ninety (90) days in advance of the contract expiration date.

B.  Termination for Insolvency or Change of Control. WIB SERVICE CORPORATION shall have the right to terminate this Agreement immediately upon: (I) any affirmative act of insolvency by the other party (including, without limitation, the commencement of bankruptcy proceedings); (ii) the appointment of any receiver or trustee to take possession of the properties of the other party; (iii) the dissolution of the other party; (iv) a party experiences a Change in Control, as defined below. (The term Change in Control shall mean (I) the merger or consolidation of a party with or into another entity or any other corporate reorganization, if persons who were not stockholders of the party immediately prior to such transaction own, whether directly or indirectly, immediately after such transaction 50% or more of the voting power of the outstanding securities of the continuing or surviving entity or any direct or indirect parent corporation of such continuing or surviving entity, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of a party.)

C. Termination for Cause-Breach or Default.

 I) In the event of a material breach or material default by COMPANY or WIB SERVICE CORPORATION in the performance of any of their obligations hereunder, and if COMPANY or WIB SERVICE CORPORATION fails to cure such material breach or material default within the applicable time period defined below (each a "Cure Period'1, then the non-breaching/non-defaulting party may, upon written notice delivered to the breaching/defaulting party. terminate this Agreement immediately upon written notification to the other party.

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2)  There shall be no Cure Period with respect to any breach or default by either party arising out of or resulting from any fraud or willful misconduct by COMPANY or WIB SERVICE CORPORATION, or any of their respective employees, officers. representatives, or agents.

3)  There shall be a Cure Period of fifteen (15) days from the date of such breach of default with respect to the payment by COMPANY to WIB Service Corporation of any monetary obligation under this Agreement.

4)  With respect to any other default. including but not limited to a breach of any material term or condition of this Agreement, each party will have a Cure Period of thirty (30) days from the date of written notice by the non-breaching party to the other to cure any such default or breach. If the breach is of a nature or involves circumstances reasonably requiring more than thirty (30) days to cure, the time period may be extended at the option of the non-breaching party provided the breaching party proceeds diligently to cure the breach.

5)  WIB SERVICE CORPORATION may, in its sole discretion, cease performance of its marketing obligations, as provided in Section 4.A. below, during any Cure Period contained in Section 3.C. above.

A. Termination Payments.

1)  In the event of a breach or default by WIB SERVICE CORPORATION under this Agreement. which is not cured within the applicable Cure Period as set forth in Section 3.C.2, above, COMPANY may terminate this Agreement by providing written notice to WIB SERVICE CORPORATION, effective upon date of notification. If COMPANY terminates this Agreement due to a breach or default by WIB SERVICE CORPORATION, COMPANY shall have no further payment obligations to WIB SERVICE CORPORATION.

2)  Nothing contained in this Agreement pertaining to COMPANY's rights and remedies with respect to a breach or default by WIB SERVICE CORPORATION under this Agreement will affect any agreement entered into between COMPANY and any Participating Bank or Associate Member or COMPANY's obligation under such agreement.

3)  In the event of termination of this Agreement other than provided in Sections 3.0.1, above, WIB SERVICE CORPORATION shall be entitled to continued payment for a period of two (2) years of all commissions resulting from contracts signed during the term of this Agreement or any renewals of this Agreement, or contracts signed within sixty (60) days following termination of this Agreement, if the contract was pending on or before the termination date of this Agreement, with Participating Banks or Associate Members, in accordance with this Agreement.

4)  A list of all pending contracts noted in 3.0.3 will be provided by the COMPANY within ten (10) days following delivery of the letter of termination or nonrenewal of this Agreement. WIB SERVICE CORPORATION will have fifteen (15) days after receipt date of such notice to notify COMPANY of any disputes with such list. COMPANY will provide a written notice and evidence satisfactory to WIB SERVICE CORPORATION within ninety {90) days following termination whether or not such contracts have been signed.

5)  WIB SERVICE CORPORATION shall have no obligation to continue any marketing efforts nor shall receipt of termination payments be contingent upon the WIB SERVICE CORPORATION'S continued performance of any marketing or other obligations contained herein.

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6) Upon any expiration or termination of this Agreement, WIB SERVICE CORPORATION shall promptly cease and discontinue all endorsement and promotion of COMPANY and the Services and no Fees will be earned by WIB SERVICE CORPORATION after the date of any such expiration or termination except any applicable commissions earned by WIB SERVICE CORPORATION pursuant to Section 3.0.3.

4.  DUTIES OF WIB SERVICE CORPORATION.

During the term of this Agreement, WIB Service Corporation shall use its commercially reasonable efforts to do the following:

A.  Support direct sales efforts and identify prospective Members and Non-members Banks for the Services offered by COMPANY and use its best effort to promote COMPANY, as defined in this Agreement and as otherwise agreed to by the parties.

B.  Provide referrals to COMPANY as an Endorsed Program for Services to Members and Non-members Banks when appropriate.

C.  Provide use of the WIB Service Corporation name and logo signifying that COMPANY is a part of the Endorsed Program with respect to the Services for use in promoting this relationship.

 D.  Provide to COMPANY, within forty-five (45) days of receipt of a draft of such provided by COMPANY, a one (1) page fact sheet promoting COMPANY's Services in the WIB SERVICE CORPORATION'S Endorsed Program Marketing Materials.

E.  Within forty-five (45) days of receipt of a draft of such provided by COMPANY, provide one (1) web page on the WIB's website promoting COMPANY'S Services and including links from such WIB web page to the COMPANY website.

F.  Provide COMPANY, within forty-five (45) days of the Effective Date and thereafter on a quarterly basis if requested in writing by COMPANY, and in an excel format, an up-to-date list of Member and Non-member Banks of Western Independent Bankers. Such list shall provide key contact, company. address, phone and fax but shall not include email addresses.

G.  Within sixty (60) days of the Effective Date, at WIB SERVICE CORPORATION'S expense, provide one (1) direct email campaign to an agreed-upon target list of Members and Non-members to introduce COMPANY Services.

H.  Provide to COMPANY, within forty-five (45) days a list of WIB and WIBSCO Board of Directors in electronic format.

I.  Provide to COMPANY, a Membership list (electronic format) as requested in writing by COMPANY.

J.  At  COMPANY's written request, at WIB SERVICE CORPORATION'S expense, provide two (2) direct mail campaigns each calendar year to an agreed-upon target list of Members and Non-members.

K.  Include at least two (2) mentions or advertisements of COMPANY's Services in WIB or WIB SERVICE CORPORATION electronic or mailed publications, printed event programs, or on the WIB website each calendar year, placement to be determined by WIB, at no cost to COMPANY.

L.  Provide a complimentary upgrade to a Premium Booth at WIB Expo events if written applications for such are received by the deadline determined by WIB staff.

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M.  When appropriate and subject to WIB's Advisory Committee selection process and agreement of WIB, include educational articles written by COMPANY in WIB's magazine and electronic newsletters.

N.  When appropriate and subject to WIB's Advisory Committee selection process and agreement of WIB, include COMPANY as a speaker at educational events hosted by WIB.

O. Where appropriate, and at COMPANY's written request, make personal contact with a Member or Non-member to inform such of the WIB endorsement of COMPANY's Services in a timely manner upon receiving such request from COMPANY and not less than once each contract year.

P.  Participate in regular sales pipeline calls with COMPANY that are mutually agreed upon but in no event no more frequently than once each contract year.

Q.  Provide COMPANY a reference letter in PDF format on WIB letterhead to be used in Marketing Materials.

R.  Provide COMPANY a complimentary pre-conference attendance list of registrants for all WIB events for which such a list is normally supplied solely to sponsors, or at which a COMPANY representative is attending or speaking.

S.  At the written request of COMPANY, at WIB SERVICE CORPORATION's expense, coordinate and host at least two (2) webinars each contract year to promote the Services to Members and Non-member. COMPANY shall provide the webinar content. The time frame shall be mutually agreed upon by COMPANY and WIB SERVICE CORPORATION.

T.  Comply with all Applicable Laws in its marketing of the Services hereunder.

U.  Conduct itself in a professional manner in representing the Services to Members and Non-members and not make any representations or warranties with respect to the Services unless expressly authorized by COMPANY.

V.  Carry out all its endorsement. promotion and support activities hereunder in a professional manner and closely coordinate all such activities with COMPANY in a timely manner.

W.  Designate a primary contact person or persons responsible for the relationship between COMPANY and WIB SERVICE CORPORATION.

X.  Meet with COMPANY's designated contact persons will meet in person or by conference call on a mutually agreed upon regular basis to review marketing efforts and sales plans.

Y.  Make itself available to COMPANY's designated contact person should problems regarding the Services provided to Participating Banks be of a serious nature, and both parties agree to review such issues and discuss remedies in a timely manner.

S.  DUTIES OF COMPANY.

During the term of this Agreement, COMPANY shall use its commercially reasonable efforts to do the following:

A.  Maintain or acquire adequate resources, including sales representation based in the Territory, to accommodate new business contemplated herein.

B.  Provide regular written sales pipeline reports and participate in pipeline review calls at least quarterly to WIB SERVICE CORPORATION.

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C.  In accordance with its usual business practices and pursuant to its business judgment and discretion, to follow up any prospect lead generated by WIB SERVICE CORPORATION in a timely and appropriate manner.

D.  Provide timely implementation of Services to Participating Banks and Associate Members, pursuant to their respective agreements.

 E.  Provide WIB SERVICE CORPORATION with all current information requested by WIB SERVICE CORPORATION as and when the same becomes available, necessary to conduct on-going due-diligence updates as required by the WIB SERVICE CORPORATION policies for endorsement. and as required by the Federal Financial Institutions Examination Council ("FFIEC") Vendor Management Guidelines.

F.  Provide WIB SERVICE CORPORATION with all current information requested by WIB SERVICE CORPORATION, concerning the marketing, sales and implementation of Services to Participating Banks and Associate Members.

G.  Pay the fees described in Exhibit A attached hereto and specifically made a part of this Agreement by this reference.

H.  Provide to WIB SERVICE CORPORATION a written fee report no later than twenty (20) days after the end of each calendar month, in a format mutually agreed to by COMPANY and WIB SERVICE CORPORATION. The report for each month shall contain the amount of fees earned by WIB SERVICE CORPORATION for each Participating Bank.

I.  Pay, no later than twenty (20) days after the end of each calendar month in which COMPANY has received payment for products and services from participating Bank or Associate Members, in a format mutually agreed to by COMPANY and WIB SERVICE CORPORATION, the payments required under Exhibit A

J.  Designate a primary contact person responsible for the relationship between COMPANY and WIB Service Corporation.

K.  Comply with all applicable laws in its offering of the Services hereunder.

L.  Provide quality customer service to Participating Banks and Associate Members, in accordance with the terms of any agreements between COMPANY and such Participating Banks and Associate Members.

M.  Conduct itself in a professional manner in representing and providing the Services to Participating Banks and Associate Members.

N.  Provide WIB SERVICE CORPORATION with current marketing material for the WIB website, Endorsed Program Marketing Brochure, and other marketing material in a timely manner.

O. Keep confidential the information obtained hereunder relating to customers, employees or board members of the Participating Banks and Associate Members and further agrees that it will not use any confidential information for purposes of soliciting such customers or employees, absent permission from the Participating Banks and Associate Members and subject to all applicable financial privacy laws. The foregoing will not prohibit COMPANY from soliciting such Participating Banks and Associate Members identified by COMPANY independent of this Agreement.

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P.  Provide WIB SERVICE CORPORATION reasonable access to the books and records of COMPANY for the purpose of auditing business conducted with Participating Banks and Associate Members and payments due to WIB SERVICE CORPORATION in consideration for this Agreement, as WIB SERVICE CORPORATION may reasonably deem necessary or appropriate. Should such audit find that COMPANY underpaid an amount equal to ten percent (10%) or more of the total amount paid by COMPANY, COMPANY will be responsible for all fees and costs incurred by WIB SERVICE CORPORATION, (including accounting and attorneys' fees) to enforce this Section S.P perform the audit and will remit payment within 30 (thirty) days of a request for payment. Notwithstanding anything herein to the contrary, COMPANY shall not be required to release any information from any prospect or client of COMPANY that may be considered confidential information of such prospect or client without first obtaining a non-disclosure agreement from WIB SERVICE CORPORATION.

Q.  Employ resellers to market and self the Services in the Territory to WIB Prospects without the express written consent of the WIB Service Corporation. WIB Service Corporation shall only withhold consent for a commercially reasonable issue. Resellers do not include employees of the Company that are selling directly to WIB prospects.

R.  Notify WIB Service Corporation in writing of any changes in senior or executive management or any designated contact person at COMPANY within thirty (30) days of the change.

6.  EXPENSES AND COMPENSATION.

A.  As compensation for the services to be provided by WIB SERVICE CORPORATION hereunder, WIB and WIB SERVICE CORPORATION shall receive fees in accordance with Exhibit A.

B.  WIB and WIB SERVICE CORPORATION shall be solely liable to pay all taxes and levies imposed by a government entity on revenue or income resulting from the fees paid by COMPANY under this Agreement.

7.  INDEMNIFICATION AND HOLD HARMLESS.

A.  COMPANY hereby agrees to indemnify and hold harmless WIB SERVICE CORPORATION and its affiliates, officers. directors, employees, representatives, agents, successors and assigns from and against any and all expenses, costs, causes of action, loss or damages arising from third party claims arising from gross negligence, fraudulent or willful misconduct by COMPANY and its officers, employees, directors, members, shareholders. representatives, agents, successors and assigns, and each of them in connection with their activities hereunder.

B.  WIB SERVICE CORPORATION hereby agrees to indemnify and hold harmless COMPANY and its officers, directors and employees from and against any and all expenses. costs, causes of action, loss or damages arising from gross negligence, fraudulent or willful misconduct by WIB SERVICE CORPORATION and its officers and employees in connection with their activities hereunder.

8.  RELATIONSHIP OF THE PARTIES -INDEPENDENT CONTRACTOR.

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A.  WIB SERVICE CORPORATION and COMPANY agree that each shall be an independent contractor as to the other, and that nothing in this Agreement is intended to establish or authorize either party as an agent, legal representative, joint venture party, franchisee, employee or servant of the other for any purpose. COMPANY will have no authority, whether express or implied, to assume or create any obligation on behalf of WIB SERVICE CORPORATION, including, without limitation, price quotations, letters or other documents of WIB SERVICE CORPORATION, except as expressly provided herein or with the duly authorized written consent of WIB SERVICE CORPORATION. WIB SERVICE CORPORATION will have no authority, whether express or implied, to assume or create any obligation on behalf of COMPANY, including. without limitation, price quotations, letters or other documents of COMPANY, except as expressly provided in Schedule B herein or with the duly authorized written consent of COMPANY.

9.  USE OF CONFIDENTIAL OR PROMOTIONAL MATERIALS.

A.  Confidential Information. WIB SERVICE CORPORATION and COMPANY acknowledge and agree that during the term of this Agreement, each may possess certain confidential information about the business of the other, including, but not limited to, membership lists, employee and customer records, and other documents, data, records, and other information. Therefore, WIB SERVICE CORPORATION and COMPANY agree that all such information shall be held in confidence and each will not divulge such information to any party (other than as required to perform its obligations under this Agreement) without the express written consent of the other. WIB SERVICE CORPORATION and COMPANY also agree that each party will adopt reasonable precautions to guard against unauthorized release of such information, and that each will not use such information in any manner that will unfairly benefit it or damage the other party. Confidential information does not include information that was in a person's knowledge or possession prior to disclosure to it by another person; was public. knowledge or has become public knowledge through no fault of the person using or disclosing it; was properly provided to the person using or disclosing it by an independent third person without obligation of confidentiality or non-disclosure; or is required by law, regulation or court order to disclose.

B.  Promotional Materials. WIB SERVICE CORPORATION and its affiliates, officers and employees shall not. in carrying out its duties under the terms of this Agreement, utilize any sales, advertising or promotional materials or techniques of any kind relating to Services of COMPANY unless the same have received prior approval of COMPANY. WIB SERVICE CORPORATION, on its own behalf and on behalf of its affiliates and employees, acknowledges that all such promotional materials and the information contained therein are confidential and shall remain the sole property of COMPANY, and in no event shall the contents of the same be divulged to any party without COMPANY's prior express consent. WIB SERVICE CORPORATION, on its own behalf and on behalf of its affiliates and employees, agrees to prompt return any such sales, advertising. and promotional materials upon termination of this Agreement upon written request of COMPANY. WIB SERVICE CORPORATION, on its own behalf and on behalf of its affiliates and employees, agrees that the names, service marks, trade names and trademarks, including but not limited to "COMPANY", among others, are trademarks of COMPANY and that, without COMPANY'S prior approval, WIB SERVICE CORPORATION hereby receives no right, authority, or permission to use those or any other registered or otherwise proprietary COMPANY marks in any manner.

C.  COMPANY and its officers and employees shall not, in carrying out its duties under the terms of this Agreement, utilize any sales, advertising or promotional materials or techniques of any kind relating to WIB or WIB SERVICE CORPORATION unless the same have received prior approval of WIB SERVICE CORPORATION and WIB.

10. MEDIATION/ ARBITRATION OF DISPUTES.

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A.  If either party objects to or otherwise has an issue with the other party's interpretation or performance of obligations under the agreement. that party shall notify the other in writing, stating its position on the issue in question and providing the other party with all pertinent information regarding its issue. The parties shall meet in person or by telephone to discuss the matter at the first mutually convenient time and acceptable location. If the parties cannot resolve their differences, they shall agree on a mediator to whom both parties shall submit the dispute within thirty (30) days after notice of the dispute. Both parties shall meet with the mediator at a location in San Francisco, CA or any other location mutually agreeable to the parties as soon as possible after the mediator has been named but in no event more than thirty (30) days thereafter.

B.  If a dispute cannot be resolved by mediation as described above, it shall be settled by arbitration to be held in San Francisco, CA or any other location mutually agreeable to the parties. Arbitration shall be conducted by judicial Arbitration and Mediation Services in accordance with the Commercial Arbitration Rules, effective January 1 in the year in which the arbitration arises. The judgment of the arbitrator shall be in writing and shall enunciate the reasoning for their decision. judgment upon the award by the arbitrators may be entered in any court of competent jurisdiction.

II.  ASSIGNMENT.

A.  In the event of a Change in Control of COMPANY, notice must be provided to WIB SERVICE CORPORATION within ten (10) days of a public announcement of such Change in Control, and WIB SERVICE CORPORATION shall, in addition to those rights set forth in Section 3.6., have sixty (60) days to notify the other party of their disapproval of the Assignment of this Agreement. If no such notice is provided, the Agreement shall be binding upon and inure to the benefit of each party and its permitted successors and assigns.

12.  MISCELLANEOUS PROVISIONS.

 A.  Modification and Assignment. This Agreement. including any Exhibit(s) or Schedules referenced herein or attached hereto may not be changed, modified or amended except by a written instrument signed by authorized representatives of both WIB SERVICE CORPORATION and COMPANY.

B.  Entire Agreement. This Agreement contains the entire agreement and contains all of the representations of the parties with respect to the matters contained in this Agreement and supersedes and replaces any other Agreement between them either oral or written. No term or provision of this Agreement will be deemed waived and no breach excused, unless the waiver is in writing and signed by the party granting such waiver. Any consent by either party to, or waiver of, a breach by the other party, will not constitute consent to or waiver of any other different or subsequent breach.

C.  Authorization. COMPANY and WIB SERVICE CORPORATION represent and warrant to one another that this Agreement has been duly authorized, executed and delivered by each of them, is valid and enforceable in accordance with its terms and conditions hereof and will not conflict with, result in a breach of, or be adversely affected by their articles of incorporation, bylaws or other agreement or instrument to which each is a party or by which each may be bound or any judgment, order, law, statute or regulation to which either is subject.

D.  Resellers. COMPANY shall not employ resellers to market and sell the Services in the Territory to Financial Institutions without the express written consent of WIB SERVICE CORPORATION.  WIB SERVICE CORPORATION shall only withhold consent for a commercially reasonable issue. Revenue from resellers will be considered as normal sales.

E.  Change in Management. COMPANY shall notify WIB SERVICE CORPORATION in writing of any change in senior or executive management at COMPANY within thirty calendar days of the change.

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F.  Governing Law; jurisdiction. This Agreement and the rights of the parties hereunder shall be governed by the laws of the State of California.

G.  Notices. Any and all notices or any related or supplemental document required or authorized to be provided ("Notice") under the terms of this Agreement shall be in writing and delivered to the addresses set forth below and shall be deemed given when received if sent via public or private delivery service or three business days after the date of mailing if mailed via United States certified or registered mail, postage prepaid :

To:            WIB SERVICE CORPORATION:
Attn:            Julian D. Graham, President
601 Montgomery Street, Suite 1200
San Francisco, CA 94111

 To:            Touchpoint Metrics, Inc.
Attn:             Lynn Davison
201 Spear Street, Suite 1100
San Francisco, CA 94105

Each of the parties agrees to notify the other promptly in writing of any change in its mailing address hereinabove set forth.

H.  Captions. The captions set forth at the beginning of each article and paragraph are not a part of the content of this Agreement. but merely intended for convenience in locating specific provisions hereof and shall otherwise be ignored in construing this Agreement.

I.  Binding Effect. This Agreement and the duties, obligations and rights specified herein shall be binding on and inure to the benefit of each of the parties and their respective heirs, executors, administrators, legal representatives, successors, assigns, and permitted designees.

J.  Savings Clause. If any term or provision of this agreement is held or construed to be invalid or unenforceable to any extent or application, then the remainder of this agreement shall be valid and enforceable to the fullest extent and the broadest application permitted by law.

K. Survival.Sections 7, 9, I 0, and 12 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Agreement.

L. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for any and all purposes and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have hereunder executed this Agreement on the day first above written.

WESTERN INDEPENDENT BANKERS SERVICE CORPORATION A California Corporation		TOUCHPOINT METRICS, INC. A California Corporation

BY:	JULIAN D. GRAHAM	BY:	MICHAEL HAUNCH
	Julian D. Graham, President		Michael HAUNCH, President

Date: 3/18/14		Date: 3/18/14

 EXHIBIT A FEES

The following is added as Exhibit A to the Endorsement and Marketing Agreement ("Agreement») by and between TOUCHPOINT METRICS,  INC.,  ("COMPANY"), and WESTERN INDEPENDENT BANKERS SERVICE CORPORATION ("WIB SERVICE CORPORATION").

This Exhibit A shall be deemed an integral part of the above referred Agreement and may from time to time be modified by mutual signed agreement between WIB SERVICE CORPORATION and COMPANY.

COMPANY agrees to pay the following fees:

A. Annual WIB Membership Dues.

For such time as this Agreement remains in effect, COMPANY will pay such dues as required to maintain its WIB Associate Membership. Annual dues will be paid to Western Independent Bankers based upon the published dues schedule.

B.  Endorsement Royalty fee.

COMPANY will pay WIB Annual Endorsement Royalty Fee of Two Thousand, Five Hundred Dollars ($2,500) within thirty (30) days after the effective date of this Agreement; and on the anniversary of the effective date of each succeeding calendar year during the term of this Agreement.

The Royalty Fee is paid solely in consideration for use of the WIB and WIB SERVICE CORPORATION endorsement and marks, including the "Endorsed Program" mark.

C.  Annual Sponsorship Activities.

COMPANY agrees to pay for an annual sponsorship at a minimum level of five Thousand Dollars ($5,000) annually.

D.  Annual Exhibitorship Activities.

COMPANY agrees to exhibit at WIB hosted events no less than two (2) times each calendar year.

E.  Annual Marketing Fee.

 COMPANY will pay WIB SERVICE CORPORATION an Annual Marketing Fee of Five Thousand Dollar ($5,000) within thirty (30) days after the effective date of this contract; and on the anniversary of the effective date of each succeeding calendar year during the term of this Agreement.

F.  Commissions.

1) Commissions shall be paid to WIB SERVICE CORPORATION on sales of Services to Participating Banks and Associate Members for contracts executed and payment received by COMPANY according to following schedule:

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Level 1 Lead Generation Role	10%
Level 2:+ Sales Closing Role	20%
Level 3: + Delivery Role	55%

Lead Generation Role Definition: WIB SERVICE CORPORATION has sole responsibility for generating and providing a marketing qualified lead to COMPANY. "Marketing qualified lead" is a prospect who expresses interest in COMPANY's products and services and initiates contact with COMPANY via phone, email or web form. COMPANY will pay WIB SERVICE CORPORATION 10% of revenue generated from a contract executed for each marketing qualified lead provided to COMPANY which results in a sale.

Sales Closing Role Definition: WIB SERVICE CORPORATION has sole responsibility for all aspects of the sales cycle from generating and qualifying a lead, to demonstrating or presenting COMPANY's products and services, to creating and presenting proposals, to dosing a sale. COMPANY will pay WIB SERVICE CORPORATION 20% of revenue generated from each COMPANY product or service sold, as evidenced by an executed contract by WIB SERVICE CORPORATION.

Delivery Role Definition: WlB SERVICE CORPORATION has sole responsibility for all aspects of the sale and delivery of COMPANY products and services. This assumes WIB SERVICE CORPORATION representatives delivering COMPANY products and services are certified by COMPANY in its Touchpoint Mapping® methodology. COMPANY will pay WIB SERVICE CORPORATION 55% of revenue from each product or service sold, as evidenced by an executed contract, and delivered by WIB SERVICE CORPORATION.

2)  Such commissions will be paid by agreed upon method, no later than twenty (20) days after the end of each month in which COMPANY has received payment for products and services, throughout the term of the contract from participating Bank or Associate Members.

3)  Minimum Annual Commissions. COMPANY shall pay WIB SERVICE CORPORATION annual commissions of no less than Ten thousand Dollars ($1 0,000). In the event the annual commissions paid by COMPANY are less than the $10,000 minimum, the difference will be paid to WIB SERVICE CORPORATION within thirty (30) days after the dose of each contract year.

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EXHIBIT B

SERVICES DESCRIPTIONS &
SPECIAL DISCOUNT PROGRAM FOR WIB MEMBERS

The following is added as Exhibit B to the Marketing Agreement ("Agreement") by and between COMPANY and WIB SERVICE CORPORATION.

This Exhibit B shall be deemed an integral part of the above referred Agreement and may from time to time be modified by mutual written agreement between WIB SERVICE CORPORATION and COMPANY.

A.  WIB SERVICE CORPORATION agrees to endorse, market and promote the following COMPANY services:

a.  Touchpoint Mapping®

B.  COMPANY agrees to provide Members a "WIB Member Only" preferred pricing as noted below or other special WIB Member incentive on the following services:

a.  10% discount for Touchpoint Mapping On-Demand products offered by COMPANY

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EXHIBIT C

Current Client list

The following is added as Exhibit C to the Endorsement and Marketing Agreement ("Agreement'1by and between TOUCHPOINT METRICS, INC.("COMPANY"),and WESTERN INDEPENDENT BANKERS SERVICE CORPORATION ("WIB SERVICE CORPORATION").

 This Exhibit C shall be deemed an integral part of the above referred Agreement and may from time to time be modified by mutual signed agreement between WIB SERVICE CORPORATION and COMPANY.

The following is a list of COMPANY's bank clients in the Territory as of January 31, 2014 which are NOT subject to commissions on sale or renewal at the rate of as noted in Exhibit A.

Banks

Wells Fargo
Silicon Valley Bank
River City Bank
Nevada State Bank
First California Bank
Heritage Oaks Bank
EverBank
Bank of America
Chase

Credit Unions
Tucson Pueblo Credit Union
North Peace Credit Union
Star One Credit Union
Golden 1 Credit Union
Arizona State Credit Union
USC Credit Union
NuVision Federal Credit Union

Initial MH	Initial JDG

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